Exhibit 10.20

KALTURA, INC. 2021 INCENTIVE AWARD PLAN

STOCK OPTION GRANT NOTICE

(For Israeli Participants - 102 Awards)

Capitalized terms not specifically defined in this Stock Option Grant Notice (the “Grant Notice”) have the meanings given to them in the 2021 Incentive Award Plan and the Israeli Sub-Plan (as amended from time to time, the “Plan”) of Kaltura, Inc. (the “Company”).  The Company hereby grants to the Israeli Participant listed below (“Participant”) the stock option described in this Grant Notice (the “Option”), subject to the terms and conditions of the Plan and the Stock Option Agreement attached hereto as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Participant:
Participant I.D:
Grant Date:
Exercise Price per Share:
Shares Subject to the Option:
Final Expiration Date:
Vesting Commencement Date:
Vesting Schedule:	[To be added]
Type of Option
Section 102 – Capital Gains Track
To the extent the Participant is subject to taxation under applicable United States tax laws, the Options shall be deemed to be incentive stock options, as defined under Section 422 of the Internal Revenue Code of 1986, as amended, to the maximum extent permitted by applicable law.

By Participant’s signature below or electronic acceptance or authentication in a form authorized by the Company, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement.  Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or relating to the Option.

KALTURA, INC.	PARTICIPANT
By:	By:
Print Name:	Print Name:
Title:

EXHIBIT A

STOCK OPTION AGREEMENT

(For Israeli Participants – 102 Awards)

GENERAL

1.1          Incorporation of Terms of Plan.  The Option is subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

1.2          Defined Terms.  Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice. For purposes of this Agreement,

(a)          “Cause” shall mean, unless such term or an equivalent term is otherwise defined by any employment agreement or offer letter between a Participant and a Participating Company, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business or which brings the Participant into widespread public disrepute; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s commission or conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company. For purposes of this Agreement, whether or not an event giving rise to “Cause” occurs will be determined by the Board in its sole discretion.

(b)          “Cessation Date” shall mean the date of Participant’s Termination of Service (regardless of the reason for such termination).

(c)          [“CIC Qualifying Termination” shall mean Termination of Service of Participant by the Company without Cause or by Participant for Good Reason during the twelve (12) month period immediately following a Change in Control.]1

1 NTD: To be added in awards that provide for “double trigger” vesting.

(d)          [“Good Reason” shall mean, unless such term or an equivalent term is otherwise defined by any employment agreement or offer letter between a Participant and a Participating Company, the occurrence of any of the following without the Participant’s voluntary written consent: (i) a material breach by the Company of any material provision of this Agreement; (ii) a reduction resulting in the value of the Participant’s salary and/or the monetary value of Participant’s benefits, of more than 12.5%, unless such reductions are made in the same proportion as part of across-the-board salary reductions for substantially all other employees with a similar level; (iii) the Company’s relocation of the Company office to which the Participant primarily reports (the “Office”) to a location that increases the distance from the Participant’s principal residence to the Office by more than fifty (50) miles; or (iv) a substantial diminution in the nature or status of Participant’s responsibilities, duties, titles or reporting level (unless otherwise agreed to by Participant’s), provided, however, that notwithstanding the foregoing, for purposes of this subsection (iv), a substantial diminution in such nature or status shall not exist in the event that due to a Change in Control the Participant has authority and responsibility over a division, subsidiary or entity that is substantially similar in size to the division, subsidiary or entity over which the Participant had authority and responsibility immediately prior to such Change in Control; provided, in each case, that the Participant first provided notice to the applicable Participating Company of the existence of the condition described above within fifteen (15) days of the initial existence of the condition, upon the notice of which such Participating Company shall have thirty (30) days during which it may remedy the condition, and provided further that the separation of service must occur within fifteen (15) days following the end of such 30-day cure period.]2

(e)          “Participating Company” shall mean the Company or any of its Affiliates.

ARTICLE I.
GRANT OF OPTION

Section 1.1          Grant of Option.  In consideration of Participant’s past and/or continued employment with or service to a Participating Company and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to the Participant the Option to purchase any part or all of an aggregate number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustment as provided in Article VIII of the Plan.

Section 1.2          Exercise Price.  The exercise price per Share of the Shares subject to the Option (the “Exercise Price”) shall be as set forth in the Grant Notice.

Section 1.3          Consideration to the Company.  In consideration of the grant of the Option by the Company, Participant agrees to render faithful and efficient services to any Participating Company.

ARTICLE II.
PERIOD OF EXERCISABILITY

Section 2.1          Commencement of Exercisability.

(a)          Subject to Participant’s continued employment with or service to a Participating Company on each applicable vesting date and subject to Sections 2.2, 2.3, 4.9 and 4.14 hereof, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

(b)          [Notwithstanding the Grant Notice or the provisions of Section 2.1(a) and (c), in the event of a CIC Qualifying Termination, the Option shall become vested and exercisable in full on the date of such CIC Qualifying Termination.]3

2 NTD: To be added in awards that provide for “double trigger” vesting.

3 NTD: To be added in awards that provide for “double trigger” vesting.

(c)          Subject to Section 2.1(b) and unless otherwise determined by the Administrator or as set forth in a written agreement between Participant and the Company, any portion of the Option that has not become vested and exercisable on or prior to the Cessation Date (including, without limitation, pursuant to any employment or similar agreement by and between Participant and the Company) shall be forfeited on the Cessation Date and shall not thereafter become vested or exercisable.

Section 2.2          Duration of Exercisability.  The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative.  Each such installment that becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 2.3 hereof. Once the Option becomes unexercisable, it shall be forfeited immediately.

Section 2.3          Expiration of Option.  The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)          The expiration date set forth in the Grant Notice; provided that such expiration date shall not be later than the tenth (10th) anniversary of the Grant Date;

(b)          Except as the Administrator may otherwise approve, the ninetieth (90th) day following the Cessation Date by reason of Participant’s Termination of Service for any reason other than due to death,  Disability or by a Participating Company for Cause;

(c)          Except as the Administrator may otherwise approve, immediately upon the Cessation Date by reason of Participant’s Termination of Service by a Participating Company for Cause; and

(d)          The expiration of twelve (12) months from the Cessation Date by reason of Participant’s Termination of Employment due to death or Disability.

Section 2.4          Tax Withholding.  Notwithstanding any other provision of this Agreement:

(a)          the Participating Companies or the Trustee, if applicable (with respect to Trustee 102 Awards) have the authority to deduct or withhold, or require Participant to remit to the applicable Participating Company, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes required by Applicable Law to be withheld with respect to any taxable event arising pursuant to this Agreement.  With respect to 102 Awards other than Trustee 102 Awards the Participating Companies may withhold or Participant may make such payment by cash or check made payable to the Participating Company with respect to which the withholding obligation arises or any other reasonable method determined by the Participating Company.

(b)          Participant is ultimately liable and responsible for all taxes owed in connection with the Option, regardless of any action any Participating Company takes with respect to any tax withholding obligations that arise in connection with the Option.  No Participating Company makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Shares.  The Participating Companies do not commit and are under no obligation to structure the Option to reduce or eliminate Participant’s tax liability. The Participant undertake to indemnify the Company, the Participating Companies and the Trustee, immediately upon their request, for any Tax for which the Participant is liable under any Applicable law, under the Plan and this Agreement, and which was paid by the  Participating Companies or the Trustee, or which the Participating Company or the Trustee are required to pay. The Company and the Participating Companies may exercise its right to such indemnification by deducting the Tax subject to indemnification from Participant’s salary or remuneration.

Section 2.5          Section 102 – Trustee 102 Awards.

(a)          By signing this Agreement the Participant hereby confirms that he/she has been notified that the receipt of the 102 Awards and specifically Trustee 102 Awards,  and the disposition of 102  Awards and or 102 Shares and specifically Trustee 102 Awards and/or 102 Shares may result in tax consequences to the Participant and that he/she has been advised by the Company to consult a tax adviser with respect to the tax consequences of receiving any102  Awards and specifically Trustee 102 Awards, their vesting or disposing of any102 Awards  and/or 102 Shares and specifically Trustee 102 Awards and/or 102 Shares.

(b)          With respect to Trustee 102 Awards granted pursuant hereto, the Participant declares and acknowledges that: (i) the Participant fully understands that the provision of Section 102 apply to the Options granted under this Agreement; (ii) the Participant understands the provisions of Section 102, the tax track chosen and the implications thereof; (iii) the Participant shall comply with the requirements of Section 102; and that he/she has read the provisions of the Plan a copy of which is attached hereto as Appendix A and the trust agreement signed between the Company and/or the Affiliate and the Trustee (the “Trust Agreement”), a copy of which is attached hereto as Appendix B and that he/she accepts and agrees, to be bound by, and comply with, the provisions of the Plan and the Trust Agreement.

(c)          The Participant further agrees with respect to Trustee 102 Awards and undertakes NOT to release (or instruct to release) from trust, nor sell, transfer, assign, pledge, encumber or otherwise willfully hypothecated or disposed of, any of 102 Awards and/or 102 Shares until the full payment of all tax liabilities arising from the 102 Awards and/or 102 Shares.

(d)          Without derogating from the foregoing, the Participant is aware that if any such sale or release does occur during the Holding Period applicable to such Trustee 102 Awards or 102 Shares (which shall be referred to as a “Violation”), the sanctions under Section 102, and taxes otherwise associated with such Violation (including, for the avoidance of doubt, payments on account of national insurance and health tax), shall apply to the Participant and shall be borne solely by the Participant. The Participant will indemnify the Company, the Participating Company, the Trustee and any other party which incurs any liability as a result of such Violation.

ARTICLE III.
EXERCISE OF OPTION

Section 3.1          Person Eligible to Exercise.  During the lifetime of Participant, only Participant may exercise the Option or any portion thereof After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 2.3 hereof, be exercised by Participant’s personal representative or by any Person empowered to do so under the deceased Participant’s will or under the then Applicable Laws of descent and distribution.

Section 3.2          Partial Exercise.  Subject to Section 4.2, any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 2.3 hereof.

Section 3.3          Manner of Exercise.  The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other Person designated by the Company), during regular business hours, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 2.3 hereof.

(a)          An exercise notice in a form specified by the Administrator, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator;

(b)          The receipt by the Company of full payment for the Shares with respect to which the Option or portion thereof is exercised, in such form of consideration permitted under Section 3.4 that is acceptable to the Administrator;

(c)          The payment of any applicable withholding tax in accordance with Section 2.4;

(d)          Any other written representations or documents as may be required in the Administrator’s sole discretion to effect compliance with Applicable Law; and

(e)          In the event the Option or portion thereof shall be exercised pursuant to Section 3.1 by any Person or Persons other than Participant, appropriate proof of the right of such Person or Persons to exercise the Option.

Notwithstanding any of the foregoing, the Administrator shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

Section 3.4          Method of Payment.  Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of Participant:

(a)          Cash or check;

(b)          Through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Exercise Price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or

(c)          Any other form of legal consideration acceptable to the Administrator.

Section 3.5          Conditions to Issuance of Shares.  The Company shall not be required to issue or deliver any certificate or certificates for any Shares or to cause any Shares to be held in book-entry form prior to the fulfillment of all of the following conditions:  (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable, (d) the receipt by the Company of full payment for such Shares, which may be in one or more of the forms of consideration permitted under Section 3.4, and (e) the receipt of full payment of any applicable withholding tax in accordance with Section 2.4 by the Participating Company or the Trustee with respect to which the applicable withholding obligation arises.

Section 3.6          Rights as Stockholder.  Neither Participant nor any Person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares purchasable upon the exercise of any part of the Option unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account). No adjustment will be made for a dividend or other right for which the record date is prior to the date of such issuance, recordation and delivery, except as provided in Article VIII of the Plan.  Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.

ARTICLE IV.
 OTHER PROVISIONS

Section 4.1          Administration.  The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested Persons.  To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.

Section 4.2          Whole Shares.  The Option may only be exercised for whole Shares.

Section 4.3          Option Not Transferable.  Subject to Section 3.1 hereof, the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution unless and until the Shares underlying the Option have been issued, and all restrictions applicable to such Shares have lapsed.  Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. Notwithstanding the foregoing, with the consent of the Administrator, if the Option is a Non-Qualified Stock Option, it may be transferred to Permitted Transferees pursuant to any conditions and procedures the Administrator may require.

Section 4.4          Adjustments.  The Administrator may accelerate the vesting of all or a portion of the Option in such circumstances as it, in its sole discretion, may determine.  Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Article VIII of the Plan.

Section 4.5          Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records.  By a notice given pursuant to this Section 4.5, either party may hereafter designate a different address for notices to be given to that party.  Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 4.6          Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 4.7          Conformity to Securities Laws.  Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission and state securities laws and regulations.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to Applicable Law.  To the extent permitted by Applicable Law, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.

Section 4.8          Amendment, Suspension and Termination.  To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of Participant.

Section 4.9          Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth in Section 4.3 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

Section 4.10          Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Option, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

Section 4.11          Not a Contract of Employment.  Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of any Participating Company or shall interfere with or restrict in any way the rights of any Participating Company, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent (i) expressly provided otherwise in a written agreement between a Participating Company and Participant or (ii) where such provisions are not consistent with applicable foreign or local laws, in which case such applicable foreign or local laws shall control.

Section 4.12          Entire Agreement.  The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

Section 4.13          Section 409A.  This Option is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A.  However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Option (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other Person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Option either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A

Section 4.14           Agreement Severable.  In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

Section 4.15          Limitation on Participant’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust.  Neither the Plan nor any underlying program, in and of itself, has any assets.  Participant shall have only the right to receive Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof.

Section 4.16          Counterparts.  The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.

Section 4.17          Broker-Assisted Sales.  In the event of any broker-assisted sale of Shares in connection with the payment of withholding taxes as provided in Section 2.4(c) or the payment of the Exercise Price as provided in Section 3.4(c): (a) any Shares to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation or exercise of the Option, as applicable, occurs or arises, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (c) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the proceeds of such sale exceed the applicable tax withholding obligation or Exercise Price, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (e) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation or Exercise Price; and (f) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Participant agrees to pay immediately upon demand to the Participating Company with respect to which the withholding obligation arises an amount in cash sufficient to satisfy any remaining portion of the applicable Participating Company’s withholding obligation.

Section 4.18          Incentive Stock Options.  Participant acknowledges that to the extent the aggregate Fair Market Value of Shares (determined as of the time the option with respect to the Shares is granted) with respect to which Incentive Stock Options, including this Option (if applicable), are exercisable for the first time by Participant during any calendar year exceeds $100,000 or if for any other reason such Incentive Stock Options do not qualify or cease to qualify for treatment as “incentive stock options” under Section 422 of the Code, such Incentive Stock Options shall be treated as Non-Qualified Stock Options.  Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other stock options into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder.  Participant also acknowledges that an Incentive Stock Option exercised more than three (3) months after Participant’s Termination of Service, other than by reason of death or disability, will be taxed as a Non-Qualified Stock Option.

Section 4.19          Notification of Disposition.  If this Option is designated as an Incentive Stock Option, Participant shall give prompt written notice to the Company of any disposition or other transfer of any Shares acquired under this Agreement if such disposition or transfer is made (a) within two (2) years from the Grant Date or (b) within one (1) year after the transfer of such Shares to Participant.  Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.

* * * * *

 Appendix A

The Plan (including the Israeli Sub-Plan)

Appendix B

Trust Agreement